Execution Copy

                PATRICK INDUSTRIES, INC.

                RIGHTS PLAN AMENDMENT

                DATED AS OF SEPTEMBER 13, 2005

                TO

                RIGHTS AGREEMENT

                DATED AS OF MARCH 20, 1996

                ________________________________

This RIGHTS PLAN AMENDMENT, dated as of September 13, (the “Rights Plan Amendment”), to the Rights Agreement, dated as of March 20, 1996 (the “Rights Agreement”), by and between Patrick Industries, Inc., an Indiana corporation (the “Company”), and Harris N.A., successor by merger to Harris Trust and Savings Bank, as Rights Agent (the “Rights Agent”).

RECITALS

The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;

Mervin D. Lung and Dorothy Lung (collectively, the “Stockholders”), and Tontine Capital Partners, L.P., are entering into a Stock Purchase Agreement, dated as of the date hereof, pursuant to which Stockholders will sell to Tontine Capital Partners, L.P. 890,221 shares of Common Stock, no par value, of the Company;

Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may supplement and amend the Rights Agreement; and

Pursuant to resolutions adopted on September 8, 2005, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing and desires to evidence such Rights Plan Amendment in writing.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Rights Agreement, the parties hereto agree as follows:

1.            Amendment of First Paragraph. The first paragraph of the Rights Agreement is amended to read in its entirety as follows:

Rights Agreement, dated as of March 16, 1996, by and between Patrick Industries, Inc., an Indiana corporation (the “Company”), and Harris N.A., successor by merger to Harris Trust and Savings Bank (the “Rights Agent”), and as amended as of September 13, 2005, and as may be amended hereafter from time to time (the “Agreement”).

2.	Amendment of Section 1.

(a)          The definition of “Acquiring Person” in Section 1(a) of the Rights Agreement is amended to read in its entirety as follows:

(a) “ACQUIRING PERSON” shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as hereinafter defined) and Associates (as hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) at any time of 20% or more of the shares of Common Stock outstanding and shall include all Affiliates and Associates of such Person, but shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established by the Company for or pursuant to the terms of any such plan, (ii) any or all of Jeffrey L. Gendell, Tontine Capital Partners, L.P. and Tontine Capital Management L.L.C. or any of their Affiliates or Associates, acting individually, with another Person, or as part of the group identified by the Schedule 13D filed with the SEC relating to the Stock Purchase Agreement as first filed with the Securities and Exchange Commission, solely to the extent that such Persons referenced in this clause (ii) are, individually or in the aggregate, the Beneficial Owners at all times of less than 30% of the Common Stock outstanding, or (iii) any such Person who has become and is such a Beneficial Owner solely because (A) of a change in the aggregate number of shares of the Common Stock since the last date on which such Person acquired Beneficial Ownership of any shares of the Common Stock or (B) it acquired such Beneficial Ownership in the good faith belief that such acquisition would not (1) cause such Beneficial Ownership to be equal to or exceed 20% (or with respect to the Persons identified in clause (ii) of this Section 1(a), 30%) of the shares of the Common Stock outstanding at any time and such Person relied in good faith in computing the percentage of its Beneficial Ownership on publicly filed reports or documents of the Company that are inaccurate or out-of-date or (2) otherwise cause a Separation Date or the adjustment provided for in Section 11(a)(ii) to occur. Notwithstanding clause (B) of the prior sentence, if any Person that is not an Acquiring Person due to such clause (B) does not reduce its percentage of Beneficial Ownership of the Common Stock to less than 20% (or with respect to the Persons identified in clause (ii) of this Section 1(a), 30%) by the Close of Business on the fifth Business Day after notice from the Company (the date on which such notice is first mailed or sent being the first day) that such person’s Beneficial Ownership of the Common Stock is equal to or exceeds 20% (or with respect to the Persons identified in clause (ii) of this Section 1(a), 30%) such Person shall, at the end of such five Business Day period, become an Acquiring Person (and such clause (B) shall no longer apply to such Person). For purposes of this definition, the determination whether any Person acted in “good faith” shall be conclusively determined by the Board of Directors of the Company, acting by a vote of a majority of the directors of the Company.

(b)          The definition of “Separation Date” in Section 1(w) of the Rights Agreement is amended by adding the following sentence at the end thereof:

Notwithstanding anything in this Agreement to the contrary, a Separation Date shall not be deemed to have occurred solely as the result of (i) the negotiation, execution, delivery, preparation or approval of the Stock Purchase Agreement, (ii) the consummation of the sale of 890,221 shares of Common Stock by Mervin D. Lung and Dorothy Lung to Tontine Capital Partners, L.P. in accordance with the provisions of the Stock Purchase Agreement or (iii) any public announcement related thereto.

(c)          The definition of “Stock Acquisition Date” in Section 1(x) of the Rights Agreement is amended by adding the following sentence at the end thereof:

Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely as the result of (i) the negotiation, execution, delivery, preparation or approval of the Stock Purchase Agreement, (ii) the consummation of the sale of 890,221 shares of Common Stock by Mervin D. Lung and Dorothy Lung to Tontine Capital Partners, L.P. in accordance with the provisions of the Stock Purchase Agreement or (iii) any public announcement related thereto.

(d)          The definition of “Triggering Event” in Section 1(aa) of the Rights Agreement is amended by adding the following sentence at the end thereof:

Notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not be deemed to have occurred solely as the result of (i) the negotiation, execution, delivery, preparation or approval of the Stock Purchase Agreement, (ii) the consummation of the sale of 890,221 shares of Common Stock by Mervin D. Lung and Dorothy Lung to Tontine Capital Partners, L.P. in accordance with the provisions of the Stock Purchase Agreement or (iii) any public announcement related thereto.

(e)          Section 1 of the Rights Agreement is hereby amended by adding thereto a new subsection (ac), which shall read as follows:

(ac)        “STOCK PURCHASE AGREEMENT” shall mean that certain Stock Purchase Agreement, dated as of September 13, 2005, by and between Tontine Capital Partners, L.P. and Mervin D. Lung and Dorothy Lung.

3.            Amendment of Section 11(a). Section 11(a) of the Rights Agreement is amended by adding the following sentence at the end thereof:

Notwithstanding anything in this Agreement to the contrary, the Rights shall not be adjusted or become exercisable in accordance with this Section 11(a) as a result of (i) the negotiation, execution, delivery, preparation or approval of the Stock Purchase Agreement, (ii) the consummation of the sale of 890,221 shares of Common Stock by

Mervin D. Lung and Dorothy Lung to Tontine Capital Partners, L.P. in accordance with the provisions of the Stock Purchase Agreement, (iii) any public announcement related thereto, or (iv) any purchase or acquisition of Common Stock by any or all of Jeffrey L. Gendell, Tontine Capital Partners, L.P. and Tontine Capital Management L.L.C. or any of their Affiliates or Associates, acting individually, with another Person, or as part of the group identified by the Schedule 13D relating to the Stock Purchase Agreement as first filed with the Securities and Exchange Commission, solely to the extent that, after the completion of such purchase or acquisition, such Persons identified in this clause (iv) would Beneficially Own, individually or in the aggregate, less than 30% of the Common Stock outstanding at all times.

4.            Amendment of Section 12. Section 12 of the Rights Agreement is amended by adding the following subsection (d) at the end thereof:

(d)          Notwithstanding anything in this Agreement to the contrary, none of (i) the negotiation, execution, delivery, preparation or approval of the Stock Purchase Agreement, (ii) the consummation of the sale of 890,221 shares of Common Stock by Mervin D. Lung and Dorothy Lung to Tontine Capital Partners, L.P. in accordance with the provisions of the Stock Purchase Agreement or (iii) any public announcement related thereto shall be deemed an event of the type described in clauses (w), (x), (y) or (z) of Section 12(a) and shall not cause the Rights to be adjusted or exercisable in accordance with the terms of this Agreement.

5.            Amendment of Section 29. Section 29 of the Rights Agreement is amended to read in its entirety as follows:

BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Separation Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Separation Date, registered holders of the Common Stock); provided, however, that no Person shall be granted or issued any Rights, no holder of any Rights shall be entitled to exercise such Rights under any of the sections, terms or provisions of this Agreement, and nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement, in each case solely by virtue of (i) the negotiation, execution, delivery, preparation or approval of the Stock Purchase Agreement, (ii) the consummation of the sale of 890,221 shares of Common Stock by Mervin D. Lung and Dorothy Lung to Tontine Capital Partners, L.P. in accordance with the provisions of the Stock Purchase Agreement or (iii) any public announcement related thereto.

6.            Effectiveness. This Rights Plan Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

7.            Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed a contract made under the laws of the State of Indiana and for all purposes shall be governed by and construed in accordance with the laws of the State of Indiana applicable to contracts made and to be performed entirely within the State of Indiana.

8.            Counterparts. This Rights Plan Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

9.            Severability. If any term, provision, covenant or restriction of this Rights Plan Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Plan Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Rights Plan Amendment would adversely affect the purpose or effect of this Rights Plan Amendment, the right of redemption set forth in Section 23 of the Rights Agreement shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

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IN WITNESS WHEREOF, the undersigned have caused this Rights Plan Amendment to be duly executed, all as of the date first above written.

PATRICK INDUSTRIES, INC.

By /s/ Paul E. Hassler
Name: Paul E. Hessler
Title: President and CEO

HARRIS N.A.,
as Rights Agent

By_________________________________
Name:
Title: